Nomura Partner Funds











Stub-Period from October 1, 2014 to December 5,
2014









10f-3 Transactions
























NPF - High Yield Fund











Date
Offering
Identifier
Fund
Account
ID
Broker
 Purchase
Price
 Units
 Transaction
Amount
Affiliate Role
 Offering Amount
% Offering
Allocated to
Fund
Underwriting
Syndicate Members
10/10/2014
MPG Holdco I
553234AA3
Nomura High Yield
Fund
JNDA
Deutsche Bank (US)

100.00

750.00

75,000.00
Joint Lead Managers-Books

600,000,000.00
0.0125%
Bank of America Merrill
Lynch; Deutsche Bank
Securities Inc; Goldman
Sachs & Co; Keybank
NA; Morgan Stanley;
Nomura Securities
International; RBC
Capital Markets


























NPF - The Japan Fund











Date
Offering
Identifier
Fund
Account
ID
Broker
 Purchase
Price
 Units
 Transaction
Amount
Affiliate Role
 Offering Amount
% Offering
Allocated to
Fund
Underwriting
Syndicate Members
10/7/2014
Recruit Holdings Co LTD
BQRRZ00
Nomura The Japan
Fund
JDN1
Morgan Stanley
 3100 JPN
Y

700.00
 2,170,000 JPN Y
Joint Lead Managers-Books
 214,000,000,000 JPN Y
0.0010%
Merrill Lynch
International; Mitsubishi
UFJ Morgan Stanley
Securities Co; Mizuho
International PLC;
Mizuho Securities Co
Ltd; Morgan Stanley &
Co International PLC;
Nomura International
PLC; Nomura Securities
Co Ltd; SMBC Nikko
Securities Inc; SMBC
Nikko Capital Markets
Ltd/London; Saiwa
Securities Co Ltd;
Monex Securities Inc;
Ace Securities Co Ltd;
Ichiyoshi Securities Co
Ltd